UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

May 26, 2016

Date of report (Date of earliest event reported)

NEW ULM TELECOM, INC.

(Exact name of registrant as specified in its charter)

Minnesota	0-3024	41-0440990
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

27 North Minnesota Street

New Ulm, MN 56073

(Address of principal executive offices, including zip code)

(507) 354-4111

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 – Submission of Matters to a Vote of Security Holders

New Ulm Telecom, Inc.’s (“NU Telecom”) Annual Meeting of Shareholders was held on May 26, 2016. Proxies representing 3,682,542 shares, or 71.83% of the 5,126,964 outstanding shares entitled to vote were present at the Annual Meeting, which constituted a quorum. The shareholder voting results for the election of two directors, the ratification of the appointment of NU Telecom’s independent registered public accounting firm, the approval to amend and restate the Company’s Articles of Incorporation, the advisory vote to approve the Company’s executive compensation and the advisory vote on the frequency of future executive compensation advisory votes are presented as follows:

Proposal 1. The following two directors were elected to serve until the 2019 Annual Meeting and until the election and qualification of their respective successors, as follows:

Nominees	Votes For	Votes Withheld	Broker Non-Votes

Perry L. Meyer	2,821,524	98,264	762,754
Bill D. Otis	2,808,238	111,550	762,754

Proposal 2. Shareholders ratified the appointment of Olsen, Thielen & Company, Ltd. as the Company’s  independent registered public accounting firm for the 2016 fiscal year, as follows:

Votes For	Votes Against	Abstentions

3,651,815	21,841	8,886

Proposal 3. Shareholders approved the Company’s executive compensation, as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes

2,531,599	287,803	100,386	762,754

Proposal 4. The shareholders voted on the frequency of future shareholder advisory votes on executive compensation, as follows:

1 Year	2 Years	3 Years	Abstentions	Broker Non-Votes

863,786	94,220	1,854,471	107,311	762,754

In light of the fact that 65.9% of the shareholders expressing a preference on Proposal 4 voted in favor of holding the advisory vote every three years, and that was the recommendation of the NU Telecom Board of Directors (“Board), on May 26, 2016, the Board decided NU Telecom will submit the shareholder advisory vote on executive compensation to its shareholders every three years.

In addition, the Board currently intends to seek a new shareholder advisory vote on the frequency of future shareholder advisory votes in three years or at the 2019 Annual Meeting of Shareholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 27, 2016	New Ulm Telecom, Inc.

By: /s/Curtis Kawlewski
Curtis Kawlewski
Its: Chief Financial Officer